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                     STATE STREET MASTER FUNDS (THE "TRUST")

                                 CODE OF ETHICS


I.       DEFINITIONS

         1. "Access Person" shall have the same meaning as that set forth in Rule 17j-1(a)(1) of the 1940 Act.

         2. "Adviser" shall mean State Street Bank and Trust Company.

         3. "Adviser Access Person" shall mean a director, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Adviser who, with respect to the Trust, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Trust; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to the Trust.

         4. "Adviser's Code of Ethics" shall mean the Code of Ethics of State Street Bank and Trust Company with respect to personal securities transactions.

         5. "Beneficial Ownership" shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         6. A Security is being "considered for purchase or sale" by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the Adviser or an Access Person of the Adviser or Trust. "Code" shall mean this Code of Ethics.

         7. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         8. "Compliance Officer" shall mean (i) with respect to the Adviser, a person designated by the Adviser to receive reports and take certain actions, as provided in the Adviser's Code of Ethics, and (ii) with respect to the Trust, a person designated by the Trust to receive reports and take certain actions, as provided in this Code of Ethics.

         9. "Fund" or "Funds" shall mean such portfolio or series of the Trust.

         10. "Interested Person" shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

         11. "Independent Trustee" shall mean any Trustee of the Trust who is not an Interested Person of the Trust.

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         12. An "Initial Public Offering" means an offering registered under the
Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         13. "Investment Company Access Person" shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Trust other than an Independent Trustee or an Adviser Access Person.

         14. "Investment Personnel" of the Trust or the Adviser shall mean (a) any employee of the Trust or the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (b) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

         15. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         16. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

         17. "Security" shall have the same meanings as that set forth in
Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

         18. "Trust" means the State Street Master Funds.

II.      CODE PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

         No Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust, shall:

         1. employ any device, scheme or artifice to defraud the Trust;

         2. make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

         4. engage in any manipulative practice with respect to the Trust.

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III.     CODE PROVISIONS APPLICABLE ONLY TO ADVISER ACCESS PERSONS

         1. Code of Ethics. The provisions of the Adviser's Code of Ethics are hereby adopted as the Code of Ethics of the Trust applicable to Adviser Access Persons. A violation of the Adviser's Code of Ethics by any Adviser Access Person shall also constitute a violation of this Code of Ethics.

         2. Reports. Adviser Access Persons shall file the reports required by the Adviser's Code of Ethics. Such filings shall be deemed to be filings with the Trust under this Code of Ethics, and shall at all times be available to the Trust.

         3. Review and Sanctions. At periodic intervals established by the Trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Adviser shall report to the Board of Trustees of the Trust all material violations by Adviser Access Persons of the Adviser's Code of Ethics during such period and the corrective action taken by the Adviser.

IV. CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE TRUST

         1. Prohibited Purchases and Sales. No Independent Trustee of the Trust shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee's actual knowledge at the time of such purchase or sale:

         (a)      is being considered for purchase or sale by a Fund; or

         (b)      is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section IV.1 of this Code shall not apply to:

            (a) purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

            (b) purchases or sales which are non-volitional on the part of the Independent Trustee;

            (c) purchases or sales which are part of an automatic dividend reinvestment plan;

            (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

            (f) purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee's relationship with the Trust, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to


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           affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

        3. Reporting.

           (a) Whether or not one of the exemptions listed in Section IV.2 hereof applies, each Independent Trustee of the Trust shall file with the Compliance Officer of the Trust a dated written report containing the information described in Section IV.3(b) of this Code with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the 15-day period immediately preceding or after the date of that transaction:

                  (i) such Security was or is to be purchased or sold by a Fund, or

                  (ii) such Security was or is being considered for purchase or sale by a Fund;

           provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which such Independent Trustee does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates.

           (b) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                      (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                      (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (iii) the price at which the transaction was effected; and

                      (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section IV.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IV.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

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           4. Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Trustees of the Trust. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IV.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

           5. Sanctions. If the Trustees of the Trust determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

V.         CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT COMPANY
           ACCESS PERSONS

           1. Prohibited Purchases and Sales. No Investment Company Access Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person's actual knowledge as the time of such purchase or sale:

              (a) is being considered for purchase or sale by a Fund; or

              (b) is being purchased or sold by a Fund.

           2. Exempted Transactions. The prohibitions of Section V.1 of this Code shall not apply to:

              (a) purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

              (b) purchases or sales which are non-volitional on the part of the Investment Company Access Person;

              (c) purchases or sales which are part of an automatic dividend reinvestment plan;

              (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

              (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

              (f) purchases or sales other than those exempted in (a) through
              (e) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person's relationship with the Trust, or
              (ii) which are only remotely potentially harmful to a Fund because the proposed

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              transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

           3. Reporting. Whether or not one of the exemptions listed in Section
V.2 hereof applies, each Investment Company Access Person shall file with the Compliance Officer of the Trust:

              (a) within 10 days of becoming an Investment Company Access Person, a dated initial holdings report. Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access Person. Such report shall also list the name of any broker, dealer or bank with whom the Investment Company Access person maintained an account in which any securities were held for the direct or indirect benefit of the Investment Company Access Person as of the date the person became an Investment Company Access Person;

              (b) an annual holdings report which updates the information provided in the initial holdings report. Such report shall provide the information required in subparagraph (a) above, which information must be as of a date no more than 30 days prior to the date such report is submitted;

              (c) a quarterly dated transaction written report containing the information described below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Investment Company Access Person does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:



                     (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                     (iii) the price at which the transaction was effected; and

                     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

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Any report concerning a purchase or sale prohibited under Section V.1 hereof with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section V.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         4. Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section V.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Trustees of the Trust. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section V.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Investment Company Access Person whose transaction is in question.

         5. Sanctions. If the Trustees of the Trust determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

         6. Exception to Reporting Requirements. No Investment Company Access Person shall be required to comply with the provisions of Section V.3.(c) hereof if the report required thereunder would duplicate information contained in broker trade confirmations or account statements timely received by the Designated Person of the Trust.

VI.      CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT PERSONNEL

         Investments in IPOs and Limited Offerings. Investment Personnel must obtain approval from the Compliance Officer of the Trust or the Adviser prior to directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In granting such approval, the Compliance Officer shall consider, among other factors, whether the investment opportunity in question should be reserved for the Trust and whether the opportunity is being offered to an individual by virtue of his position with the Trust or the Adviser.

VII.     MISCELLANEOUS PROVISIONS

         1. Approval of Code. This Code shall be deemed to be Trust's Code of Ethics upon approval by the Trustees of the Trust, including a majority of the Independent Trustees.

         2. Amendment or Revision of the Code. Any amendment to or revision of this Code of Ethics shall be promptly furnished to the Trust's Trustees and any material amendment to or revision of this Code of Ethics must be approved by the Trustees, including a majority of the Independent Trustees, no later than six months after adoption of such amendment or revision.

         3. Amendment or Revision of Adviser's Code of Ethics. Any amendment or revision of the Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section III.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trust.

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         4. Annual Issues and Certification Report. At periodic intervals established by the Trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Trust shall provide a written report to the Trustees of the Trust regarding any issues which arose under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material Code or procedure violations and sanctions imposed in response to any material violations. In addition, the Compliance Officer of the Trust will provide to the Trustees of the Trust in writing a certification that the Trust has adopted procedures reasonably necessary to prevent Investment Company Access Persons from violating this Code of Ethics.

         5. Records. The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange
Commission:

                     (a) A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                     (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                     (c) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place; and

                     (d) A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         6. Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

         7. Interpretation of Provisions. The Trustees of the Trust may from time to time adopt such interpretation of this Code as they deem appropriate.

         8. Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

Adopted:  [                                 ]


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